EXHIBIT (15)(b)

                    METLIFE - STATE STREET MONEY MARKET TRUST


                                 AMENDMENT NO. 1

                                       TO

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1


         In accordance with Section 5 of a Plan of Distribution Pursuant to Rule 12b-1 dated June 1, 1993 ("Rule 12b-1 Plan") by and between MetLife - State Street Money Market Trust ("Trust") and State Street Research Investment Services, Inc. ("Distributor") and pursuant to a vote by a majority of the Qualified Trustees of said Trust taken at a meeting duly held on November 3, 1993, Section 2 of said Rule 12b-1 Plan is hereby amended to eliminate the 0.25% Rule 12b-1 fee on Class A shares of the MetLife - State Street Money Market Fund by deleting clause (i) of Section 2 insofar as such clause applies to such Fund only.
         This Amendment shall be deemed to be effective as of
November 30, 1993
---------------------.


                                      AGREED:

                                      MetLife - State Street Money
                                      Market Trust


                                      By  /s/ Constantine Hutchins, Jr.
                                          ------------------------------



                                      State Street Research
                                      Investment Services, Inc.

                                      By /S/ Gerard P. Maus
                                         -----------------------------

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